Execution Version 4889-3678-4050 v4 ACTIVE 696347336v3 WAIVER AND FOURTH AMENDMENT TO NOTE PURCHASE AND GUARANTEE AGREEMENT THIS WAIVER AND FOURTH AMENDMENT TO NOTE PURCHASE AND GUARANTEE AGREEMENT (this “Agreement”), dated as of March 29, 2024, is entered into by and among Procaps S.A., a sociedad anónima organized under the laws of Colombia (the “Company”), Procaps Group, S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg and having its registered office at 9 rue de Bitbourg, L-1273 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Companies Register under number B253360 (the “Parent Guarantor”), the Subsidiary Guarantors listed on Annex A attached hereto (the “Existing Subsidiary Guarantors” and, together with the Company and the Parent Guarantor, collectively, the “Obligors”), and each of the holders of the Notes (as defined below) (collectively, the “Noteholders”). RECITALS: WHEREAS, the Obligors and the Noteholders are parties to that certain Note Purchase and Guarantee Agreement dated November 5, 2021, as amended by that certain First Amendment to Note Purchase and Guarantee Agreement dated as of January 12, 2022, that certain Second Amendment to Note Purchase and Guarantee Agreement dated as of February 28, 2022 and that certain Waiver and Third Amendment to Note Purchase and Guarantee Agreement dated as of November 1, 2022 (the “Note Purchase Agreement”); WHEREAS, pursuant to the Note Purchase Agreement, the Company issued, and the Noteholders purchased, the Company’s Guaranteed Senior Notes due November 12, 2031 in the aggregate principal amount of US$115,000,000 (the “Notes”); WHEREAS, the Obligors have informed the Noteholders that the Obligors expect to be in default of (a) the covenant set forth in Section 10.8(b) of the Note Purchase Agreement (the “Interest Coverage Ratio Covenant”) as at March 31, 2024, (b) the covenant set forth in Section 7.1(b) of the Note Purchase Agreement in respect of (i) the delivery of the annual financial statements required therein for the fiscal year of the Parent Guarantor ended December 31, 2023 (the “2023 Financial Statements”) within 120 days after the end of such fiscal year (the “Financial Statement Delivery Covenant”), and (ii) the requirement that the 2023 Financial Statements be accompanied by an opinion without a “going concern” or similar qualification or exception (the “Going Concern Covenant”), (c) the covenant set forth in Section 7.2 of the Note Purchase Agreement in respect of the delivery of the certificate of a Senior Financial Officer of the Parent Guarantor required therein with respect to the 2023 Financial Statements (the “2023 Compliance Certificate”) concurrently with the delivery of the 2023 Financial Statements (the “Compliance Certificate Delivery Covenant”) and (d) the short-term leverage ratio covenant incorporated into the Note Purchase Agreement as an Incorporated Provision (the “Short-Term Leverage Ratio Covenant”) as described in section 2.1(a) of that certain Most Favored Lender Notice dated April 7, 2022 and delivered to the Noteholders on or about such date as a result of the ratio calculated pursuant to the Short-Term Leverage Ratio Covenant being in excess of 1:00:1:00 as at December 31, 2023; and

2 ACTIVE 696347336v3 WHEREAS, the Obligors have requested that the Noteholders (a) provide a prospective waiver of (i) non-compliance with the Interest Coverage Ratio Covenant as at March 31, 2024, (ii) non-compliance with the Financial Statement Delivery Covenant, the Going Concern Covenant and the Compliance Certificate Delivery Covenant in respect of the 2023 Financial Statements, and (iii) non-compliance with the Short-Term Leverage Ratio Covenant as at December 31, 2023, and (b) agree to amend the Note Purchase Agreement as set forth herein, and the undersigned Noteholders have agreed to such waivers and amendments as more fully set forth below on and subject to the terms and conditions set forth herein. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: AGREEMENT: Section 1. Definitions. Capitalized terms used in this Agreement and not defined herein have the respective meanings set forth in the Note Purchase Agreement prior to giving effect to the Amendments (as defined below). Section 2. Waivers. 2.1 Subject to the satisfaction or waiver of each of the conditions set forth in Section 5 hereof as provided therein, effective as of the Effective Date (as defined below), the undersigned Noteholders hereby prospectively waive non-compliance by the Obligors with (a) the Interest Coverage Ratio Covenant as at March 31, 2024, so long as the ratio calculated pursuant to the Interest Coverage Ratio Covenant as at such date is not less than 1.90:1.00; (b) the Financial Statement Delivery Covenant and the Compliance Certificate Delivery Covenant in respect of the 2023 Financial Statements, provided that the foregoing waiver is conditioned upon the delivery of the 2023 Financial Statements and the 2023 Compliance Certificate on or prior to May 30, 2024; (c) the Going Concern Covenant in respect of the 2023 Financial Statements; and (d) the Short-Term Leverage Ratio Covenant as at December 31, 2023, so long as the ratio calculated pursuant to the Short-Term Leverage Ratio Covenant as at such date is not in excess of 3.00:1.00; provided that each of the foregoing waivers in this Section 2.1 is conditioned upon the Obligors and their Subsidiaries not declaring or making, directly or indirectly, any Restricted Payments, or incurring any obligation (contingent or otherwise) to do so (other than pursuant to Section 10.10(a) of the Note Purchase Agreement) during the period from December 31, 2023 to (and including) the date on which the Obligors deliver to each Noteholder the financial statements and Officer’s Certificate for the quarterly fiscal period of the Parent Guarantor ended June 30, 2024 in accordance with Sections 7.1(a) and 7.2 of the Note Purchase Agreement. March 31, 2024 (such waivers being referred to herein collectively as the “Waivers”). 2.2 The Waivers are limited to the express terms hereof, and nothing in this Agreement shall be deemed a waiver by any Noteholder with respect to any other term, condition, representation, covenant, undertaking or other provision of the Note Purchase

3 ACTIVE 696347336v3 Agreement, any other Finance Document or any of the other agreements, documents or instruments executed and delivered in connection therewith. The Waivers shall not be deemed to be a course of action upon which any Obligor or any other Person may rely in the future, and each Obligor hereby expressly waives any claim to such effect. The Noteholders reserve the right to exercise any rights and remedies available to them in connection with any present or future Defaults or Events of Default. Section 3. Amendments. Subject to the satisfaction or waiver of each of the conditions set forth in Section 5 hereof as provided therein, effective as of the Effective Date, Section 10.10(b) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows (the “Amendments”): “(b) other Restricted Payments; provided that no Default or Event of Default shall have occurred and be continuing at the time of the proposed Restricted Payment or would result from the making of the proposed Restricted Payment (including, without limitation, under any covenant set forth in Section 10.8 or any Incorporated Provision calculated, in each case, on a pro forma basis after giving effect to such proposed Restricted Payment and all other Restricted Payments made (or incurred) during the Obligors’ then current fiscal quarter (or other applicable calculation period in the case of an Incorporated Provision) as if such Restricted Payments were made as of the last day of the fiscal quarter of the Parent Guarantor then most recently ended (or other applicable calculation date in the case of an Incorporated Provision)); provided further that no Restricted Payment may be declared or made, and no obligation to declare or make any Restricted Payment may be incurred, under this clause (b) during the period from December 31, 2023 to (and including) the date on which the Obligors deliver to each Purchaser and holder of a Note the financial statements and Officer’s Certificate for the quarterly fiscal period of the Parent Guarantor ended June 30, 2024 in accordance with Sections 7.1(a) and 7.2.” Section 4. Representations and Warranties. To induce the Noteholders to execute this Agreement, each Obligor hereby represents and warrants to the Noteholders, as of the date hereof and as of the Effective Date, as follows (and each Obligor acknowledges that the Noteholders are relying on the following representations and warranties in agreeing to enter into this Agreement and provide the Waivers): 4.1 Organization; Power and Authority. Each Obligor is a sociedad anónima, société anonyme, sociedad limitada, private limited liability company, public limited liability company, corporation or other limited liability entity (as applicable) duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate or other entity power and authority to execute and deliver this Agreement, and to perform the provisions hereof and of the other Finance Documents to which it is a party.

4 ACTIVE 696347336v3 4.2 Authorization, etc. This Agreement has been duly authorized by all necessary corporate, private limited liability company or other entity action on the part of each Obligor, and this Agreement and each other Finance Document to which it is a party constitutes a legal, valid and binding obligation of each Obligor, enforceable against it in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, judicial or extrajudicial recovery, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). 4.3 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Obligors of this Agreement, and the performance by each Obligor of the other Finance Documents to which it is a party, will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any of the Obligors or any of their respective Subsidiaries under, (x) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, (y) any corporate charter, memorandum of association, articles of association, regulations or by- laws, shareholders agreement or (z) any other agreement or instrument to which any of the Obligors or any of their respective Subsidiaries is bound or by which any of the Obligors or any of their respective Subsidiaries or any of their respective properties may be bound or affected (other than any constitutional document), (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any of the Obligors or any of their respective Subsidiaries, in the case of clauses (a)(x) and (a)(z), except for any conflict, breach or violation that could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect. 4.4 Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the performance by any Obligor of any other Finance Document to which it is a party. It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document in the jurisdiction of organization of any Obligor that this Agreement or any other document be filed, recorded or enrolled with any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax other than any applicable de minimis Court Filing Duty that may be required in connection with admissibility into evidence; provided that (i) in order for any document written in a language other than Spanish to be admissible into evidence before a Colombian court, such document must be translated into Spanish by an official translator, (ii) in order for any Finance Document executed outside Brazil to be admissible into evidence before a Brazilian Governmental Authority and a Brazilian court, it must (A) have the notarization of the signatures of the parties signing outside Brazil by an official public notary, (B) be apostilled by the competent authority of the respective country of origin of the document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement

5 ACTIVE 696347336v3 of Legalisation for Foreign Public Documents, the signatures of the parties must be certified by the competent Brazilian consulate located in the country of origin, (C) be translated into Portuguese by an official translator (tradutor público juramentado) and (D) be registered together with its respective official translation into the Portuguese language with the appropriate Registry of Deeds and Documents (Registro de Títulos e Documentos), (iii) in order for any document written in a language other than Spanish to be admissible into evidence before a Salvadoran court, such document must be translated into Spanish, notarized by a Salvadoran notary public and apostilled by the competent Governmental Authority of the respective country of origin of such document or, in case such country of origin is not a signatory of the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents, the signatures of the parties must be certified by the competent Salvadoran consulate located in the country of origin, and (iv) in order for any Finance Document to be admissible into evidence before a Luxembourg court or public authority, such Finance Document must be accompanied by a complete or partial translation into French or German by an official translator and a Luxembourg court may always require that the parties produce the original of the Finance Document on the basis of which a claim is made. 4.5 Disclosure. The documents, certificates and other writings delivered to the Noteholders by or on behalf of the Obligors in connection with this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. 4.6 No Defaults or Events of Default. Immediately before and immediately after giving effect to this Agreement, no Default or Event of Default exists and is continuing. 4.7 No Waiver or Amendment Fees to Other Creditors. Other than the waiver fee of COP$1,463,456,756 payable to the lenders under the Loan Agreement, dated as of August 16, 2023 (the “Term Loan Facility”), by and among the Company, as borrower, each of the Parent Guarantor, C.I. Procaps S.A., Diabetrics Healthcare S.A.S., Procaps, S.A. de C.V. and Funtrition S.A.S., as guarantors, and each of Bancolombia S.A. and Banco Davivienda S.A., as lenders, pursuant to the terms of the Term Loan Facility in connection with the execution of the Term Loan Facility Waiver (as defined below), representing 0.5% of the principal amount of the loan outstanding under the Term Loan Facility (the “Term Loan Facility Waiver Fee”), none of the Obligors nor any of their Affiliates has, directly or indirectly, paid or has agreed to pay any fee or other consideration to, or for the benefit of, any lender or agent or other institution party to any agreement creating or evidencing indebtedness for borrowed money of any Obligor or any Subsidiary (including, without limitation, the Term Loan Facility) in connection with any waiver, consent, amendment or other modification that is similar to this Agreement or addresses any similar matters (including, without limitation, the Term Loan Facility Waiver). The Term Loan Facility Waiver Fee shall not be paid (in full or in part) prior to the date of payment in full of the Note Purchase Agreement Waiver Fee (as defined below) pursuant to and in accordance with Section 6 hereof.

6 ACTIVE 696347336v3 Section 5. Effectiveness. The Waivers and the Amendments shall become effective as of the first date on which each of the following conditions has been satisfied or waived, as determined by the Noteholders in their sole discretion (the “Effective Date”): 5.1 Execution and Delivery. Each Obligor and the Required Holders shall have executed and delivered a counterpart of this Agreement. 5.2 Representations and Warranties. The representations and warranties of the Obligors in this Agreement shall be true and correct as of the date hereof and as of the Effective Date. 5.3 Term Loan Facility Waiver. The Noteholders shall have received a true, correct and complete copy of a waiver under the Term Loan Facility, which shall have been entered into on or prior to the date hereof by each of the parties required to effect such waiver, shall be in form and substance satisfactory to the Noteholders and shall be in full force and effect (the “Term Loan Facility Waiver”). Section 6. Covenants. 6.1 Within 10 Business Days of the Effective Date and no later than the date on which the Term Loan Facility Waiver Fee (or any portion thereof) is paid, the Company shall pay to each Noteholder a waiver fee in an amount equal to 0.5% of the aggregate outstanding principal amount of the Notes held by such Noteholder, which fee shall be paid by wire transfer of immediately available funds in Dollars to such Noteholder in accordance with the payment instructions for interest payments on such Note set forth in the Purchaser Schedule to the Note Purchase Agreement (or such other instructions as such holder shall have specified to the Company in writing for such purpose) (the “Note Purchase Agreement Waiver Fee”). 6.2 Within 1 Business Day of the Effective Date, the Parent Guarantor or the Company shall pay the reasonable fees, charges and disbursements of the Noteholders incurred in connection with this Agreement and the other Finance Documents to the extent invoiced on or prior to the Effective Date (including, without limitation, the reasonable fees of the Noteholders’ U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP). 6.3 The failure of the Company to comply with any term of this Section 6 shall constitute an immediate Event of Default under the Note Purchase Agreement. Section 7. Miscellaneous. 7.1 Part of Note Purchase Agreement; Future References, etc. This Agreement shall be construed in connection with and as a part of the Note Purchase Agreement and, except as expressly amended or modified by this Agreement, all terms, conditions and covenants contained in the Note Purchase Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Agreement may refer to the Note Purchase Agreement without making specific reference to this Agreement, but nevertheless all such references shall include this Agreement unless the context

7 ACTIVE 696347336v3 otherwise requires. 7.2 Effect of Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Noteholder under the Note Purchase Agreement or any other Finance Document, or constitute a waiver of any provision of the Note Purchase Agreement or any other Finance Document, except as specifically set forth herein. 7.3 Reaffirmation of Obligations. Each Obligor hereby (a) in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, acknowledges and confirms the continuing existence, validity and effectiveness of its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement before and after giving effect to this Agreement, (b) acknowledges, ratifies and reaffirms, and agrees that this Agreement shall not in any way release, diminish, impair or reduce its payment and performance obligations, contingent or otherwise, under the Finance Documents to which it is a party (in the case of the Parent Guarantor and the Existing Subsidiary Guarantors, including without limitation its obligations under its Guaranty of the Guaranteed Obligations pursuant to Section 15 of the Note Purchase Agreement), and (c) reaffirms each of its waivers set forth in Section 15.3 of the Note Purchase Agreement. 7.4 Counterparts, Facsimiles. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. Delivery of an executed signature page by facsimile, e-mail or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. 7.5 Payment of Fees, Costs and Expenses. The Company agrees to pay, within five Business Days after the receipt by any Obligor of an invoice therefor, the reasonable fees, charges and disbursements of the Noteholders incurred in connection with this Agreement and the other Finance Documents (including, without limitation, the reasonable fees of the Noteholders’ U.S. special counsel, Akin Gump Strauss Hauer & Feld LLP). 7.6 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. 7.7 Amendment and Waiver. This Agreement may be amended, and the observance of any term hereof may be waived, only with the written consent of each of the parties hereto. 7.8 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder. 7.9 Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject

8 ACTIVE 696347336v3 matter hereof. 7.10 Designation as Finance Document. The parties hereto agree that this Agreement constitutes a Finance Document. 7.11 Governing Law; Jurisdiction and Process; Waiver of Jury Trial. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD PERMIT THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE. THE TERMS OF SECTION 24.7 OF THE NOTE PURCHASE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO EXPRESSLY AND IRREVOCABLY AGREE TO SUCH TERMS. (Remainder of Page Intentionally Left Blank - Signature Page Follows)

(Signature Page to Waiver and Fourth Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.) IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the date first above written. OBLIGORS: PROCAPS S.A. By: Name: Title: PROCAPS GROUP, S.A. By: Name: Title: C.I. PROCAPS S.A. By: Name: Title: DIABETRICS HEALTHCARE S.A.S. By: Name: Title: Carlos Alberto Piocuda Legal Representative Carlos Alberto Piocuda Legal Representative Carlos Alberto Piocuda Authorized Manager Legal Representative Carlos Alberto Piocuda

PHARMAYECT S.A. By: Name: Title: PROCAPS, S.A. DE C.V. By: Name: Title: BIOKEMICAL, S.A. DE C.V. By: Name: Title: Carlos Alberto Piocuda Authorized Representative Carlos Alberto Piocuda Legal Representative Carlos Alberto Piocuda Authorized Representative (Signature Page to Waiver and Fourth Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

COLBRAS INDÚSTRIA E COMÉRCIO LTDA. By: Name: Title: By: Name: Title: Witnesses: 1.________________________________________ Name: Id: 2.________________________________________ Name: Id: Carlos Alberto Piocuda Authorized Representative Natalia Caballero Char 53.145.522 Grethel Moreno Authorized Representative Mario Lopez 72.311.558 (Signature Page to Waiver and Fourth Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

SOFGEN PHARMACEUTICALS LLC By: Name: Title: Authorized Representative Carlos Alberto Piocuda (Signature Page to Waiver and Fourth Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

CRYNSSEN PHARMA GROUP LTD By: Name: Title: Carlos Alberto Piocuda Authorized Representative (Signature Page to Waiver and Fourth Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

FUNTRITION S.A.S. By: Name: Title: Grethel Moreno Romero Legal Representative (Signature Page to Waiver and Fourth Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.)

(Signature Page to Waiver and Fourth Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.) NOTEHOLDERS: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION By: PGIM, Inc. (as Investment Manager) By: Name: Title: Vice President Thomas Molzahn

(Signature Page to Waiver and Fourth Amendment to Note Purchase and Guarantee Agreement – Procaps S.A.) HEALTHSPRING LIFE & HEALTH INSURANCE COMPANY, INC. By: Cigna Investments, Inc. (authorized agent) CIGNA HEALTH AND LIFE INSURANCE COMPANY By: Cigna Investments, Inc. (authorized agent)

Annex A - 1 ACTIVE 696347336v3 Annex A Existing Subsidiary Guarantors C.I. Procaps S.A., a sociedad anónima organized under the laws of Colombia Diabetrics Healthcare S.A.S., a sociedad por acciones simplificada organized under the laws of Colombia Pharmayect S.A., a sociedad por acciones simplificada organized under the laws of Colombia Procaps, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador Biokemical, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of El Salvador Colbras Indústria e Comércio Ltda., a sociedade limitada organized under the laws of Brazil, enrolled with the Brazilian Taxpayer’s Registry (CNPJ) under nº 00.413.925/0001-64 Sofgen Pharmaceuticals LLC, a limited liability company organized under the laws of the State of Florida Crynssen Pharma Group Ltd, a private limited liability company registered and organized under the laws of Malta under company registration number C 59671 Funtrition S.A.S., a sociedad por acciones simplificada organized under the laws of Colombia